EXHIBIT 3


          AMENDMENT NO. 1 TO THE SERIES B PREFERRED STOCK PURCHASE
                  AGREEMENT AND ASSIGNMENT AND ASSUMPTION

        This Amendment No. 1 to the Series B Preferred Stock Purchase Agreement and Assignment and Assumption is made as of April 12, 2000 by and among the following:

        (i) CTC Communications Group, Inc., a Delaware corporation (the "Company");

        (ii) each of the Persons listed on the signature pages hereto as an Original Purchaser (each, individually an "Original Purchaser," and collectively, the "Original Purchasers"); and

        (iii) each of the Persons listed on the signature pages hereto as Additional Purchasers (each, individually an "Additional Purchaser," and collectively, the "Additional Purchasers").


                                WITNESSETH:

        WHEREAS, the Company and the Original Purchasers have entered into a Series B Preferred Stock Purchase Agreement dated as of March 22, 2000 (the "Purchase Agreement") and now desire to modify the Purchase Agreement as set forth herein;

        WHEREAS, the Original Purchasers desire to assign, pursuant to
Section 8.2 of the Purchase Agreement (as modified hereby, the "Amended Purchase Agreement"), a portion of their rights to purchase shares of Series B Preferred Stock to the Additional Purchasers; and

        WHEREAS, the Additional Purchasers wish to accept such assignment and to join the Amended Purchase Agreement as Purchasers;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto agree as follows:

        1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to those terms in the Purchase Agreement.

        2. Amendments to the Purchase Agreement.

               2.1 Section 4.1.10 of the Purchase Agreement hereby is amended and restated in its entirety as follows:

                      "4.1.10. Board of Directors. The Company shall have
               taken all the steps necessary to cause the individuals designated pursuant to Section 5.3.2 to be elected to the Board of Directors immediately after the Closing."

               2.2 Section 5 of the Purchase Agreement hereby is amended by inserting the phrase ", as adjusted as appropriate to reflect stock splits, stock combinations, stock dividends, stock reclassifications or similar events" in the following places: (a) in Section 5.3.1(ii) immediately after the phrase "(or Common Stock into which such Preferred Stock was convertible)", (b) in Section 5.3.1(iii) immediately after the phrase "(or Common Stock into which such Preferred Stock was convertible)", (c) in Section 5.3.2 immediately after the phrase "(or Common Stock into which such Preferred Stock was convertible)", (d) in Section 5.3.7 immediately after the phrase "(or Common Stock into which such Preferred Stock was convertible)" each time it appears therein, (e) in Section 5.5 immediately after the phrase "50% of the shares of Preferred Stock issued on the Closing Date", and (f) in Section 5.6.2 immediately after the phrase "30% of the shares of Series B Preferred Stock issued on the Closing Date".

               2.3 Section 5.5 of the Purchase Agreement hereby is amended by deleting the phrase "provided, however, that notwithstanding the foregoing the Purchasers and subsequent holders of the Securities may Transfer Shares" and replacing it with the phrase "provided, however, that notwithstanding the foregoing the Purchasers and subsequent holders of the Securities may Transfer Securities".

               2.4 Section 8.2 of the Purchase Agreement hereby is amended by deleting the phrase "one-third" each time it occurs therein and replacing it in each case with the phrase "thirty-seven and one-half percent (37.5%)" and by deleting the phrase "within ten days" appearing therein and replacing it with the phrase "within 21 days".

               2.5 Exhibit A to the Purchase Agreement shall be amended and restated in its entirety as set forth in Exhibit A attached hereto.

               2.6 Exhibit B to the Purchase Agreement (Certificate of Designation) hereby is amended as follows:

                      2.6.1 By deleting the phrase "Series B or Series C
               Preferred Stock" each time it occurs in the Section 2 in the definition of "Change of Control" and replacing it in each instance with the phrase "Series B Preferred Stock" and by deleting the phrase "or similar provisions in any Agreement relating to the Series C Preferred Stock" also appearing in such definition;

                      2.6.2 By deleting the definition of "Series C
               Preferred Stock" appearing in Section 2;

                      2.6.3 By deleting the phrase "plus an amount equal to
               all dividends accrued and unpaid thereon to the date fixed for redemption, whether declared or undeclared" appearing in clause (a) of Section 6.1;

                      2.6.4 By deleting the following appearing in Section
               8.10.2:

                      "(B) as consideration for the acquisition of a
               business or of assets, (C) in a firmly committed underwritten public offering, (D) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture, (E) issued in connection with issuances of debt registered under the Securities Act of 1933, as amended, or in a transaction not requiring registration pursuant to Rule 144A thereunder or (F) upon exercise or conversion of any security the issuance of which caused an adjustment under Section 8.10.1, 8.10.3 or 8.10.4 hereof or the issuance of which did not require adjustment thereunder)"

               and replacing it with the following:

                      "(B) as consideration for the acquisition of a
               business or of assets, but only to the extent the aggregate consideration for all such acquisitions consummated after the Closing Date, for which the consideration per security determined as set forth below is less than the Conversion Price on the date of the relevant issuance, does not exceed $200,000,000, (C) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture, (D) issued in connection with issuances of debt registered under the Securities Act of 1933, as amended, or in a transaction not requiring registration pursuant to Rule 144A thereunder or (E) upon exercise or conversion of any security the issuance of which caused an adjustment under
               Section 8.10.1, 8.10.3 or 8.10.4 hereof or the issuance of which did not require adjustment thereunder)";

                      2.6.5 By deleting the phrase "determined by dividing
               the number of shares of Common Stock issuable upon exercise or conversion of such rights, options, warrants or other securities by the sum of" appearing in Section 8.10.2 and replacing it with the phrase "determined by dividing (i) the number of shares of Common Stock issuable upon exercise or conversion of such rights, options, warrants or other securities into (ii) the sum of";

                      2.6.6 By deleting the following appearing in Section
               8.10.3:

                      "(B) as consideration for the acquisition of a
               business or of assets, (C) in a firmly committed underwritten public offering, (D) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture, (E) issued in connection with issuances of debt registered under the Securities Act of 1933, as amended, or in a transaction not requiring registration pursuant to Rule 144A thereunder (F) upon conversion of the Series B Preferred Stock, (G) upon exercise of conversion of any security outstanding as of the Closing Date or (H) upon exercise or conversion of any security the issuance of which caused an adjustment under Section 8.10.1, 8.10.2 or 8.10.4 hereof or the issuance of which did not require adjustment thereunder)"

               and replacing it with the following:

                      "(B) as consideration for the acquisition of a
               business or of assets, but only to the extent the aggregate consideration for all such acquisitions consummated after the Closing Date, for which the consideration per share is less than the Conversion Price on the date of the relevant issuance, does not exceed $200,000,000, (C) to the Corporation's joint venture partners in exchange for interests in the relevant joint venture, (D) issued in connection with issuances of debt registered under the Securities Act of 1933, as amended, or in a transaction not requiring registration pursuant to Rule 144A thereunder, (E) upon conversion of the Series B Preferred Stock, (F) upon exercise of conversion of any security outstanding as of the Closing Date or (G) upon exercise or conversion of any security the issuance of which caused an adjustment under
               Section 8.10.1, 8.10.2 or 8.10.4 hereof or the issuance of which did not require adjustment thereunder)";

                      2.6.7 By deleting the phrase "(the "Trigger Price")" appearing in Sections 8.10.2 and 8.10.3;

                      2.6.8 By deleting the phrase "at the Trigger Price"
               appearing in Sections 8.10.2 and 8.10.3 and replacing it in each instance with the phrase "at the Conversion Price on the date of such issuance"; and

                      2.6.9 By deleting the phrase "Section 4.6" appearing
               in Section 8.10.5 and replacing it with the phrase "Section
               4.5".

               2.7 Exhibit C to the Purchase Agreement (Registration Rights Agreement) hereby is amended as follows:

                      2.7.1 By inserting the phrase "the lesser of"
               immediately before the phrase "20% or $30 million" appearing in Section 2.a(i);

                      2.7.2 By deleting the phrase ", with rights to be
               included therein," as it currently appears in clause (2) of
               Section 5.a(i) and by inserting the phrase "with rights to be included therein" in clause (2) of Section 5.a(i) immediately after the phrase "Common Stock of all holders"; and

                      2.7.3 By inserting the phrase "(whether pursuant to
               Section 2 or Section 3 hereof)" immediately before the period at the end of Section 5.a(i).

        3. Assignment. Pursuant to Section 8.2 of the Amended Purchase Agreement, the Original Purchasers hereby assign (a) to the Additional Purchasers listed on the signature pages hereto as Bain Funds (together, the "Bain Funds") collectively the right to purchase an aggregate of thirty-seven and one-half percent (37.5%) of the number of shares of Series B Preferred Stock to be issued on the Closing Date; and (b) to the Additional Purchasers listed on the signature pages hereto as TH Lee Investors (together, the "TH Lee Investors") the right to purchase an aggregate of thirty-seven and one-half percent (37.5%) of the number of shares of Series B Preferred Stock to be issued on the Closing Date. The Bain Funds shall be Bain Holders and Purchasers for all purposes under the Amended Purchase Agreement and shall have the same rights as Purchasers as if they were originally Purchaser parties thereto. The TH Lee Investors shall be THL Holders and Purchasers for all purposes under the Amended Purchase Agreement and shall have the same rights as Purchasers as if they were originally Purchaser parties thereto.

        4. Acceptance and Assumption. The Bain Funds hereby accept the assignment set forth in Section 3 and hereby assume all obligations, and agree to be bound by all terms and conditions, of the Amended Purchase Agreement as if they were originally Purchaser parties thereto. The TH Lee Investors hereby accept the assignment set forth in Section 3 and hereby assume all obligations, and agree to be bound by all terms and conditions, of the Amended Purchase Agreement as if they were originally Purchaser parties thereto.

        5. Further Assurances. Each of the Company, the Original Purchasers and the Additional Purchasers agrees that it will execute and deliver such other agreements and take such other action as is necessary to carry out the terms and intent of this Agreement.

        6. Incorporation of Certain Provisions of the Purchase Agreement. The provisions of Section 8 of the Amended Purchase Agreement are incorporated herein by reference as if such provisions were set forth in full herein.


        IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.


The Company:                        CTC COMMUNICATIONS GROUP, INC.


                                    By: ________________________________
                                        Name:
                                        Title:




                  [Signatures continue on following page]





The Original Purchasers:

                             CREDIT SUISSE FIRST BOSTON EQUITY
                             PARTNERS, L.P.

                             By:   Credit Suisse First Boston  Advisory
                                   Partners, LLC, as Investment Advisor


                             By:
                                   Name:
                                   Title:

                                   Address for notices:

                             11 Madison Avenue
                                   New York, NY 10010
                                   Facsimile:  (212) 325-2291
                                   Attention: Hartley R. Rogers
                                              Michael Schmertzler


                             CREDIT SUISSE FIRST BOSTON EQUITY
                             PARTNERS (BERMUDA), L.P.

                             By:   Credit Suisse First Boston Advisory
                                   Partners, LLC, as Investment Advisor


                             By:
                                   Name:
                                   Title:

                                   Address for notices:

                                   11 Madison Avenue
                                   New York, NY 10010
                                   Facsimile:  (212) 325-2291
                                   Attention:  Hartley R. Rogers
                                              Michael Schmertzler


                             CREDIT SUISSE FIRST BOSTON U.S.
                             EXECUTIVE ADVISORS, L.P.

                             By:   Credit Suisse First Boston Advisory
                             Partners, LLC, as Investment Advisor


                             By:
                                   Name:
                                   Title:

                                   Address for notices:

                                   11 Madison Avenue
                                   New York, NY 10010
                                   Facsimile:  (212) 325-2291
                                   Attention: Hartley R. Rogers
                                   Michael Schmertzler


                             EMA PRIVATE EQUITY FUND 1999, L.P.

                             By:   Credit Suisse First Boston (Bermuda)
                                   Limited, as General Partner


                             By:
                                   Name:
                                   Title:

                                   Address for notices:

                                   c/o Credit Suisse First Boston Advisory
                                       Partners, LLC
                                   11 Madison Avenue
                                   New York, NY 10010
                                   Facsimile:  (212) 325-2291
                                   Attention:   Hartley R. Rogers
                                                Michael Schmertzler


The Additional Purchasers:
                             The Bain Funds:


                             BAIN CAPITAL FUND VI, L.P.
                             By: Bain Capital Partners VI, L.P., its general
                                 partner
                             By: Bain Capital Investors VI, Inc., its general
                                 partner


                             By:
                                   Name:
                                   Title:

                             BAIN CAPITAL VI COINVESTMENT FUND, L.P.
                             By: Bain Capital Partners VI, L.P., its general
                                 partner
                             By: Bain Capital Investors VI, Inc., its general
                                 partner


                             By:
                                   Name:
                                   Title:

                             BCIP ASSOCIATES II
                             By: Bain Capital, Inc., its Managing Partner


                             By:
                                   Name:
                                   Title:

                          BCIP TRUST ASSOCIATES II
                             By: Bain Capital, Inc., its Managing Partner


                             By:
                                   Name:
                                   Title:


                            BCIP ASSOCIATES II-B
                             By: Bain Capital, Inc., its Managing Partner


                             By:
                                   Name:
                                   Title:

                             BCIP TRUST ASSOCIATES II-B
                             By: Bain Capital, Inc., its Managing Partner


                             By:
                                   Name:
                                   Title:

                            BCIP ASSOCIATES II-C
                             By: Bain Capital, Inc., its Managing Partner


                             By:
                                   Name:
                                   Title:

                             PEP INVESTMENTS PTY LTD.
                             By: Bain Capital, Inc., its attorney-in-fact


                             By:
                                   Name:
                                   Title:  Managing Director

                             BROOKSIDE CAPITAL PARTNERS FUND, L.P.


                             By:
                                   Name:
                                   Title:


                             SANKATY HIGH YIELD ASSET PARTNERS, L.P.


                             By:
                                   Name:
                                   Title:


                             SANKATY HIGH YIELD PARTNERS II, L.P.


                             By:
                                   Name:
                                   Title:


                                   Address for notices:
                                   -------------------

                                   c/o Bain Capital, Inc.
                                   Two Copley Place
                                   Boston, MA 02116
                                   Facsimile:  (617) 572-3274
                                   Attention:

                                   with a copy to:

                                   Skadden, Arps, Slate, Meagher & Flom, LLP
                                   Four Times Square
                                   New York, New York 10036
                                   Facsimile: (212) 735-2000
                                   Attention: Eric Cochran, Esq.

                             The TH Lee Investors:

                             THOMAS H. LEE EQUITY FUND IV, L.P.

                             By:   THL Equity Advisors IV, LLC
                                   as General Partner


                             By:
                                   Name:
                                   Title:

                             THOMAS H. LEE FOREIGN FUND IV, L.P.

                             By:   THL Equity Advisors IV, LLC
                             as General Partner


                             By:
                                   Name:
                                   Title:

                             THOMAS H. LEE FOREIGN FUND IV-B, L.P.

                             By:   THL Equity Advisors IV, LLC
                             as General Partner


                             By:
                                   Name:
                                   Title:

                             THOMAS H. LEE INVESTORS LIMITED
                             PARTNERSHIP


                             By:
                                   Name:
                                   Title:


                             THOMAS E. LEE CHARITABLE INVESTMENT
                             LIMITED PARTNERSHIP

                             By:   Thomas H. Lee
                             as General Partner


                             By:


                             1997 THOMAS H. LEE NOMINEE TRUST

                             By: State Street Bank and Trust Company, as
                                 Trustee


                             By:
                                   Name:
                                   Title:



                             DAVID V. HARKINS


                             THE HARKINS 1995 GIFT TRUST


                             SCOTT A. SCHOEN


                             C. HUNTER BOLL


                             SCOTT M. SPERLING


                             ANTHONY J. DINOVI


                             THOMAS M. HAGERTY


                             WARREN C. SMITH, JR.


                             SETH W. LAWRY


                             KENT R. WELDON


                             TERRENCE M. MULLEN


                             TODD M. ABBRECHT


                             CHARLES A. BRIZIUS


                             SCOTT L. JAECKEL


                             SOREN L. OBERG


                             THOMAS R. SHEPHERD


                             WENDY L. MASLER


                             ANDREW D. FLASTER


                             ROBERT SCHIFF LEE 1988 TRUST


                             STEPHEN ZACHARY LEE


                             CHARLES W. ROBINS AS CUSTODIAN
                             FOR JESSE LEE


                             CHARLES W. ROBINS AS CUSTODIAN
                             FOR NATHAN LEE


                             CHARLES W. ROBINS


                             JAMES WESTRA

                             PUTNAM INVESTMENT HOLDINGS, LLC.


                             By:
                                   Name:
                                   Title:


                                   Address for notices:

                                   c/o Thomas H. Lee Company
                                   75 State Street
                                   Suite 2600
                                   Boston, MA 02109
                                   Facsimile: (617) 227-3514
                                   Attention: Anthony DiNovi and Scott Sperling

                                   with a copy to:

                                   Skadden, Arps, Slate, Meagher & Flom, LLP
                                   Four Times Square
                                   New York, New York 10036
                                   Facsimile: (212) 735-2000
                                   Attention: Eric Cochran, Esq.